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Exhibit 1.1

TRANSMONTAIGNE PARTNERS L.P.

3,350,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

May     , 2005

TRANSMONTAIGNE PARTNERS L.P.

3,350,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

        May     , 2005

UBS Securities LLC
Citigroup Global Markets Inc.
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

        The undersigned, TransMontaigne Partners L.P., a Delaware limited partnership (the "Partnership"), TransMontaigne GP L.L.C., a Delaware limited liability company (the "General Partner"), TransMontaigne Operating GP L.L.C., a Delaware limited liability company (the "Operating Partnership GP"), TransMontaigne Operating Company L.P., a Delaware limited partnership (the "Operating Partnership"), Coastal Terminals L.L.C., a Delaware limited liability company ("Coastal Terminals LLC"), TPSI Terminals L.L.C., a Delaware limited liability company ("TPSI Terminals LLC"), and Razorback L.L.C., a Delaware limited liability company ("Razorback LLC"), hereby address you as the "Underwriters" and hereby confirm their agreement with the several Underwriters named in Schedule A annexed hereto, for whom you are acting as representatives. The Partnership, the General Partner, the Operating Partnership GP, the Operating Partnership, Coastal Terminals LLC, TPSI Terminals LLC and Razorback LLC are collectively referred to herein as the "Partnership Parties." Coastal Terminals LLC, TPSI Terminals LLC and Razorback LLC are collectively referred to herein as the "Subsidiaries."

        It is understood and agreed by all parties that the Partnership was formed to acquire, own and operate certain refined petroleum product terminals and an interstate refined petroleum product pipeline owned by certain subsidiaries of TransMontaigne Inc., a Delaware corporation ("TransMontaigne"), as described more particularly in the Prospectus (as defined below). It is further understood and agreed by all parties that as of the date hereof:

        1.     TransMontaigne Product Services Inc., a Delaware corporation ("TPSI"), owns all of the limited liability company interests of the General Partner;

        2.     the General Partner is the sole general partner of the Partnership, and TPSI is the sole limited partner of the Partnership;

        3.     the Partnership owns all of the limited liability company interests in the Operating Partnership GP;

        4.     the Operating Partnership GP is the sole general partner of the Operating Partnership, and the Partnership is the sole limited partner of the Operating Partnership;

        5.     Coastal Fuels Marketing, Inc., a Florida corporation ("Coastal Fuels") owns all of the limited liability company interests in Coastal Terminals LLC;

        6.     TPSI owns all of the limited liability company interests in TPSI Terminals LLC;

        7.     TPSI owns all of the limited liability company interests in Razorback LLC; and

        8.     the Operating Partnership has entered into and is borrower, and the Partnership, the Operating Partnership GP and the other Subsidiaries have guaranteed the obligations of the Operating Partnership, under the $75,000,000 Senior Secured Credit Facility with Wachovia Bank, National Association and the other lenders party thereto dated as of May 5, 2005 (collectively with the other financing documents entered into in connection herewith, the "Credit Facility").

        It is further understood and agreed to by all parties that, on or prior to the time of purchase, the following transactions will occur:

        1.     Coastal Fuels will convey all of its right, title and interest in its five Florida terminals, other than its interest in the Port Everglades proprietary pipeline receipt and delivery system, to Coastal Terminals LLC as a capital contribution, in exchange for a continuation of Coastal Fuels' 100% member interest in Coastal Terminals LLC and the assumption by Coastal Terminals LLC of certain liabilities.

        2.     TPSI will convey all of its right, title and interest in its Razorback pipeline, the Mt. Vernon, Missouri terminal and the Rogers, Arkansas terminal to Razorback LLC as a capital contribution, in exchange for a continuation of TPSI's 100% member interest in Razorback LLC and the assumption by Razorback LLC of certain liabilities.

        3.     TPSI will convey all of its right, title and interest in its Tampa and Port Everglades (South) terminals, other than its interest in the Port Everglades proprietary pipeline receipt and delivery system, to TPSI Terminals LLC as a capital contribution, in exchange for a continuation of TPSI's 100% member interest in TPSI Terminals LLC and the assumption by TPSI Terminals LLC of certain liabilities.

        4.     Coastal Fuels will contribute [    ]% of its member interests in Coastal Terminals LLC to the Partnership in exchange for (a) [    ] common units (as defined in the Partnership Agreement, "Common Units"), representing a [    ]% interest in the Partnership, (b) [    ] subordinated units (as defined in the Partnership Agreement, "Subordinated Units"), representing a [    ]% interest in the Partnership, (c) $[    ] in cash for reimbursement of capital expenditures and (d) an additional $[    ] in cash.

        5.     TPSI will contribute [    ]% of its member interests in each of Razorback LLC and TPSI Terminals LLC to the Partnership in exchange for (a) [    ] Subordinated Units, representing a [    ]% interest in the Partnership, (b) $[    ] in cash for reimbursement of capital expenditures and (c) an additional $[    ] in cash.

        6.     Coastal Fuels will convey its remaining [    ]% member interest in Coastal Terminals LLC to TPSI as a distribution.

        7.     TPSI will convey its [    ]% member interests in each of Coastal Terminals LLC, Razorback LLC and TPSI Terminals LLC to TransMontaigne as a distribution.

        8.     TransMontaigne will convey its [    ]% member interests in each of Coastal Terminals LLC, Razorback LLC and TPSI Terminals LLC to TransMontaigne Services Inc., a Delaware corporation ("TSI") as a capital contribution, in exchange for a continuation of TransMontaigne's 100% ownership interest in TSI.

        9.     TSI will contribute a [    ]% member interest in each of Coastal Terminals LLC, Razorback LLC and TPSI Terminals LLC to the Partnership in exchange for 120,000 Common Units, representing a [    ]% interest in the Partnership.

        10.   TSI will contribute its remaining [    ]% member interest in each of Coastal Terminals LLC, Razorback LLC and TPSI Terminals LLC to the General Partner as a capital contribution, in exchange for a continuation of TSI's 100% member interest in the General Partner.

        11.   The General Partner will contribute its [    ]% member interest in each of Coastal Terminals LLC, Razorback LLC and TPSI Terminals LLC to the Partnership in exchange for (a) a continuation of its 2% general partner interest in the Partnership, represented by [    ] general partner units and (b) the issuance of the Incentive Distribution Rights (as defined in the Partnership Agreement, the "Incentive Distribution Rights").

        12.   MSDW Bondbook Ventures Inc. ("MSDW") will contribute, pursuant to the terms of a Subordinated Unit Purchase Agreement (the "MSDW Purchase Agreement") $[    ] in cash to the Partnership in exchange for [    ] Subordinated Units, representing a [    ]% interest in the Partnership.

        13.   The public, through the Underwriters, will contribute $[    ] in cash to the Partnership, less the Underwriters' spread of $[    ], in exchange for 3,350,000 Common Units, representing a 46.0% interest in the Partnership.

        14.   The Partnership will (a) borrow $[    ] under the Credit Facility, (b) pay transaction expenses and deferred debt issuance expenses associated with the transactions contemplated by this Agreement in the amount of approximately $[    ] million (exclusive of the Underwriters' spread) and $[    ], respectively, and (c) contribute its remaining cash (approximately $[    ]) to the Operating Partnership as a capital contribution (99.999% for itself and 0.001% on behalf of the Operating Partnership GP) to replenish working capital.

        15.   The Partnership, TPSI and Coastal Fuels will enter into a terminaling services agreement ("Services Agreement") under which the Partnership will provide TransMontaigne and its Affiliates with certain refined product storage capacity and related terminaling services at certain of its Florida terminals, and TPSI and Coastal Fuels will make a minimum revenue commitment to the Partnership.

        The transactions described above in clauses (1)-(15) in the preceding paragraph are referred to herein collectively as the "Transactions." In connection with the Transactions, the parties to the Transactions have entered or will enter into various bills of sale, assignments, conveyances, a contribution agreement and related documents (collectively, the "Contribution Documents"). The Omnibus Agreement to be dated the time of purchase among the Partnership, TransMontaigne, the General Partner, the Operating Partnership and the Operating Partnership GP is referred to herein as the "Omnibus Agreement." The Contribution Documents, the Credit Facility, the Services Agreement, the Omnibus Agreement and the MSDW Purchase Agreement are referred herein collectively as the "Transaction Documents."

        This is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

        1.    Description of the Common Units.    The Partnership proposes to issue and sell to the Underwriters an aggregate of 3,350,000 common units representing limited partner interests in the Partnership (the "Firm Units"). In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 502,500 common units (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the "Units." The Units are described in the Prospectus which is referred to below.

        The Partnership hereby acknowledges that in connection with the proposed offering of the Units, it has requested UBS Financial Services Inc. ("UBS-FinSvc") to administer a directed unit program (the "Directed Unit Program") under which up to 250,000 Firm Units(the "Reserved Units"), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Partnership's officers, directors, employees and consultants and other persons having a relationship with the Partnership as designated by the Partnership (the "Directed Unit Participants"), as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent that Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Units being issued and sold hereunder. The Partnership has supplied UBS-FinSvc with names, addresses and telephone numbers of the individuals or other entities which the Partnership has designated to be participants in the Directed Unit Program. It is understood that any number of those designated to participate in the Directed Unit Program may decline to do so.

        The Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-123219) including a prospectus, relating to the Units. The Partnership has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus, being herein called a "Preliminary Prospectus") relating to the Units. Except where the context otherwise requires, the registration statement, as amended when it became or becomes effective or pursuant to a post-effective amendment, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus, in the form filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus." As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

        2.    Sale and Purchase.    Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $            per Unit. The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

        In addition, the Partnership hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Partnership for the Firm Units. This option may be exercised by UBS Securities LLC ("UBS") on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as you may determine to eliminate fractional Units), subject to adjustment in accordance with Section 9 hereof.

        3.    Payment and Delivery.    Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer, against delivery of the certificates for the Firm Units in book entry form to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on May             , 2005 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

        Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

        Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Units shall be made at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana St., Houston, Texas 77002, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

        4.    Representations and Warranties of the Partnership Parties.    Each of the Partnership Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

          (a)    Registration Statement.    The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Partnership's knowledge, are threatened by the Commission; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act; and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of an Underwriter through you to the Partnership expressly for use in such Preliminary Prospectus, the Registration Statement or the Prospectus; and the Partnership has not distributed and will not distribute any offering material in connection with the offering or sale of the Units other than the Registration Statement, the then most recent Preliminary Prospectus and the Prospectus;

          (b)    Formation and Qualification of the Partnership Parties.    Each of the Partnership Parties has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is, or at the time of purchase will be duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Partnership Parties taken as a whole (a "Material Adverse Effect"). Each of the Partnership Parties has all limited partnership or limited liability company, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the time of purchase, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted and as to be conducted at the time of purchase, in each case in all material respects as described in the Prospectus;

          (c)    Ownership of the General Partner Interest in the Partnership.    At the time of purchase, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended and restated at or prior to the time of purchase, if applicable, the "Partnership Agreement"); and the General Partner will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in Section 4.6 of the Partnership Agreement and as otherwise described in the Prospectus), security interests, equities, charges or claims;

          (d)    Ownership of the Sponsor Units, the MSDW Subordinated Units and Incentive Distribution Rights.    At the time of purchase (assuming no purchase by the Underwriters of any Additional Units), after giving effect to the Transactions, (i) TPSI will own [            ] Common Units and [            ] Subordinated Units, (ii) Coastal Fuels will own [            ] Common Units and [            ] Subordinated Units, (iii) TSI will own 120,000 Common Units (all such Common Units and Subordinated Units being collectively referred to herein as the "Sponsor Units"), (iv) MSDW will own 450,000 Subordinated Units (the "MSDW Subordinated Units") and (v) the General Partner will own all of the incentive distribution rights in the Partnership (as defined in the Partnership Agreement, the "Incentive Distribution Rights"); all of such Sponsor Units, MSDW Subordinated Units, the Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") and as otherwise described in the Prospectus under the caption "The partnership agreement—Limited liability"); and TPSI, Coastal Fuels and TSI will own such Sponsor Unit, and the General Partner will own such Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances (except, with respect to the Incentive Distribution Rights, restrictions on transferability contained in Section 4.7 of the Partnership Agreement and as otherwise described in the Prospectus), security interests, equities, charges or claims, other than as created pursuant to the $400,000,000 Senior Secured Working Capital Credit Facility, as amended, dated as of May 4, 2005, among TransMontaigne, as Borrower, the several financial institutions initially signatory thereto, as Lenders, JPMorgan Chase Bank and UBS AG Stamford Branch, as Syndication Agents, Société Générale, New York Branch, and Wells Fargo Foothill, LLC, as the Documentation Agents, and Wachovia Bank, National Association, as Agent (the "TransMontaigne Credit Facility");

          (e)    Valid Issuance of the Units.    At the time of purchase, the Units to be sold by the Partnership and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption "The partnership agreement—Limited liability"); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the time of purchase;

          (f)    Ownership of the Operating Partnership GP, Operating Partnership and the Subsidiaries.    At the time of purchase, after giving effect to the Transactions, the Partnership will, directly or indirectly, own 100% of the outstanding limited liability company interests or partnership interests, as the case may be, in the Operating Partnership GP, the Operating Partnership and each of the Subsidiaries (collectively, the "Operating Subsidiaries") free and clear of all liens, encumbrances, security interests, equities, charges and other claims, except for liens created pursuant to the Credit Facility. At the time of purchase, such limited liability company interests or, in the case of an Operating Subsidiary that is a limited partnership, the limited partner interests therein, as the case may be, will be duly authorized and validly issued in accordance with the limited liability company or limited partnership agreements, as the case may be, of the respective Operating Subsidiaries, and will be fully paid (to the extent required under their respective limited liability company agreement or limited partnership agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the "Delaware LLC Act"), in the case of a Delaware limited liability company, or Sections 17-303 and 17-607 of the Delaware LP Act in the case of a Delaware limited partnership). At the time of purchase, in the case of an Operating Subsidiary that is a limited partnership, the general partner interests therein will be duly authorized and validly issued in accordance with the limited partnership agreements of the respective Operating Subsidiaries;

          (g)    Ownership of the General Partner.    At the time of purchase, after giving effect to the Transactions, TSI will own 100% of the outstanding limited liability company interests in the General Partner; all of such interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended and restated at or prior to the time of purchase, the "General Partner LLC Agreement") and will be fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and TSI will own such member interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than as created pursuant to the TransMontaigne Credit Facility;

          (h)    No Other Subsidiaries.    Other than its direct or indirect ownership interests in the Operating Subsidiaries, the Partnership does not own, and at the time of purchase will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interest in the Partnership, the General Partner will not own at the time of purchase, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity;

          (i)    No Preemptive Rights, Registration Rights or Options.    Except as described in the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in any Partnership Party. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Parties, other than as provided in the Partnership Agreement or as have been waived;

          (j)    Authority and Authorization.    The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Partnership Agreement and the Transaction Documents. At the time of purchase, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their partners or members for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements (as defined in Section 4(m)) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken;

          (k)    Authorization of Agreement.    This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties;

          (l)    Conformity of Securities to Description in Prospectus.    The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus;

          (m)    Enforceability of Other Agreements.    At or before the time of purchase, and assuming the due authorization, execution and delivery by each party thereto (other than any Partnership Party, TransMontaigne, TPSI or Coastal Fuels):

    (i)
    the Partnership Agreement will be duly authorized, executed and delivered by the General Partner and TPSI as the "Organizational Limited Partner," and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;

    (ii)
    the General Partner LLC Agreement will be duly authorized, executed and delivered by TPSI and will be a valid and legally binding agreement of TPSI enforceable against TPSI in accordance with its terms;

    (iii)
    the limited liability company agreement or limited partnership agreement, as applicable, of each of the Operating Subsidiaries (together with the Partnership Agreement and the GP LLC Agreement, the "Partnership Parties Operative Agreements") will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms;

    (iv)
    the Transaction Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms;

provided that, with respect to each agreement described in this Section 4(m), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (ii) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The Partnership Parties Operative Agreements and the Transaction Documents are herein collectively referred to as the "Operative Agreements;"

          (n)    Sufficiency of Contribution Documents.    The Contribution Documents will be legally sufficient to transfer or convey to the Operating Subsidiaries satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership and the Operating Subsidiaries to conduct their operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in Contribution Documents and those set forth in the Prospectus. The Operating Subsidiaries, upon execution and delivery of the Contribution Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations as reflected in the pro forma financial statements of the Partnership included in the Prospectus, except as disclosed in the Prospectus and the Contribution Documents;

          (o)    MSDW Purchase Agreement.    All documents necessary to effect the sale of the MSDW Subordinated Units have been or will be duly and validly authorized, executed and delivered. At the time of purchase, all conditions set forth in the MSDW Purchase Agreement will have been duly and validly satisfied and the MSDW Purchase Agreement will be legally sufficient to effect the sale of the MSDW Subordinated Units.

          (p)    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Parties which are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or other constituent document (collectively, the "Organizational Documents") of the Partnership Parties, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Parties or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties (other than liens created pursuant to the Credit Facility), which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement or the Operative Agreements;

          (q)    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over the Partnership Parties or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Parties which are parties thereto, or the consummation by the Partnership Parties of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), except (i) as described in the Prospectus, (ii) for such consents required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities or "Blue Sky" laws, (iii) for such consents that have been, or prior to the time of purchase will be, obtained, and (iv) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement or the Operative Agreements;

          (r)    No Default.    None of the Partnership Parties is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement or the Operative Agreements;

          (s)    Independent Public Accountants.    The accountants, KPMG LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent registered public accountants with respect to the Partnership and the General Partner as required by the Act and the 1933 Act rules and regulations during the periods covered by the financial statements on which they reported;

          (t)    Financial Statements.    At March 31, 2005, the Partnership would have had, on a consolidated pro forma basis as indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) of TransMontaigne Partners (Predecessor) included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The (x) summary pro forma financial data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption "Summary historical financial data and pro forma financial data" and (y) the pro forma financial statements of the Partnership included in the Registration Statement, the Preliminary Prospectus dated May 13, 2005 and the Prospectus (and any amendment or supplement thereto) have each been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements;

          (u)    No Material Adverse Change.    None of the Partnership Parties has sustained, since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Parties has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Parties, (ii) there has not been any material change in the capitalization, or material increase in the long-term debt, of the Partnership Parties and (iii) there has not been any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Partnership Parties, taken as a whole;

          (v)    No Distribution of Other Offering Materials.    None of the Partnership Parties has distributed and, prior to the later to occur of (i) the time of purchase and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the rules and regulations;

          (w)    Title to Properties.    Following consummation of the Transactions and at the time of purchase, each Operating Subsidiary will have good and marketable title to all real property and good title to all personal property described in the Prospectus to be owned by it, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (i) as described, and subject to the limitations contained, in the Registration Statement and the Prospectus, (ii) that arise under or are expressly permitted by the Credit Facility, (iii) liens or security interests securing indebtedness expressly assumed by any of the Operating Subsidiaries pursuant to the Transaction Documents, or (iv) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and Prospectus; provided that, with respect to any real property and buildings held under lease by any Operating Subsidiary, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus;

          (x)    Rights-of-Way.    Following consummation of the Transactions and at the time of purchase, each of the Partnership Parties will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Prospectus, each of the Partnership Parties has, or at the time of purchase following consummation of the Transactions will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Parties, taken as a whole;

          (y)    Permits.    Each of the Partnership Parties has, or at the time of purchase will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement or the Operative Agreements; except as set forth in the Prospectus, each of the Partnership Parties has, or at the time of purchase following consummation of the Transactions will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement or the Operative Agreements;

          (z)    Books and Records.    The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (aa)    Tax Returns.    Each of the Partnership Parties has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect;

          (bb)    Investment Company/Public Utility Holding Company.    None of the Partnership Parties is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of proceeds" will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" under the Public Utility Holding Company Act of 1935, as amended;

          (cc)    Environmental Compliance.    Except as described in the Prospectus, the Partnership Parties (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, (iv) in the ordinary course of its business, conduct a periodic review of the effect of the Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), and (v) do not have any liability in connection with the release into the environment of any Hazardous Material, except, in the case of any of clauses (i), (ii), (iii), (iv) or (v), where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law;

          (dd)    No Labor Dispute.    No labor dispute with the employees of the Partnership Parties exists or, to the knowledge of the Partnership Parties, is threatened or imminent that would be reasonably likely to have a Material Adverse Effect;

          (ee)    Insurance.    The Partnership Parties maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Partnership Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the time of purchase;

          (ff)    Litigation.    Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Parties is or may be a party or to which the business or property of any of the Partnership Parties is or may be subject, (ii) to the Partnership's knowledge, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Parties is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or any Operative Agreement;

          (gg)    Private Placement.    The offer, sale and issuance of (i) the Sponsor Units to TPSI, TSI and Coastal Fuels and (ii) the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Act and applicable Blue Sky laws, and none of TPSI, Coastal Fuels or the Partnership Parties has taken or will take any action that would cause the loss of such exemption;

          (hh)    NYSE Listing.    The Units have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance;

          (ii)    Lock-Up Agreements.    The Partnership has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of the General Partner's directors and officers and each holder of the Sponsor Units or any security convertible into or exercisable or exchangeable for Common Units, or any warrant or other right to purchase Common Units or any such security;

          (jj)    Contracts and Agreements.    The Partnership Parties have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Partnership Parties or, to the Partnership Parties' knowledge after due inquiry, any other party to any such contract or agreement;

          (kk)    Loans to Directors and Officers.    The Partnership and the General Partner have provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the General Partner to any director or executive officer of the General Partner, or to any family member or affiliate of any director or executive officer of the General Partner; and since July 30, 2002, the General Partner has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner, or to or for any family member or affiliate of any director or executive officer of the General Partner; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the General Partner, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

          (ll)    Statistical Data.    Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

          (mm)    Stabilization or Manipulation.    The Partnership Parties have not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

          (nn)    NASD Affiliations.    To the Partnership's knowledge, there are no affiliations or associations between any member of the NASD and any of the General Partner's officers, directors or the Partnership's 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

          (oo)    Directed Unit Sales.    The Partnership has not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the intent to influence unlawfully (i) a customer or supplier of the Partnership Parties to alter the customer's or supplier's level or type of business with the Partnership Parties, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Parties or any of their respective products or services.

        In addition, any certificate signed by any officer of the Partnership Parties and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Partnership Parties as to matters covered thereby, to each Underwriter.

        5.    Certain Covenants of the Partnership.    Each of the Partnership Parties, jointly and severally, agrees with the several Underwriters that:

          (a)   The Partnership will furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and the Partnership agrees to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b)   The Partnership will make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Units, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          (c)   If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Units may be sold, the Partnership will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner under such Rule);

          (d)   The Partnership will advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, the Partnership will use its best efforts to obtain the lifting or removal of such order as soon as possible; the Partnership will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and provide you and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing (unless the Partnership is advised by counsel that it is required by law to make such filing);

          (e)   Subject to Section 5(d) hereof, the Partnership will file promptly all reports and any definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required under the Act in connection with the offering or sale of the Units;

          (f)    If necessary or appropriate, the Partnership will file a registration statement pursuant to Rule 462(b) under the Act;

          (g)   The Partnership will advise the Underwriters promptly of the happening of any event known to the Partnership within the time during which a prospectus relating to the Units is required to be delivered under the Act which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, the Partnership will prepare and furnish, at the Partnership's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

          (h)   The Partnership will make generally available to its unitholders an earnings statement of the Partnership (which need not be audited), which earnings statement will satisfy the provisions of Section 11(a) of the Act and cover a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), as soon as is reasonably practicable after the termination of such twelve-month period but not later than 15 months after the effective date of the Registration Statement;

          (i)    Unless otherwise available through the electronic data gathering, analysis, and retrieval system ("EDGAR"), the Partnership will furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, unitholders' equity and cash flow of the Partnership Parties for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

          (j)    The Partnership will furnish to you [    ] conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (k)   Unless otherwise available through EDGAR, the Partnership will furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Partnership shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8 K, or such other similar forms as may be designated by the Commission, and (iii) such other information as you may reasonably request regarding the Partnership Parties;

          (l)    Unless otherwise available through EDGAR, the Partnership will furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Partnership Parties which have been read by the Partnership's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(c) hereof;

          (m)  The Partnership will apply the net proceeds from the sale of the Units in the manner set forth under the caption "Use of proceeds" in the Prospectus;

          (n)   The Partnership agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonably incurred legal fees and filing fees and other disbursements of counsel for the Underwriters) and the reasonably incurred costs and expenses of printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) reasonably incurred costs and expenses of any filing for review of the public offering of the Units by the NASD, including the reasonably incurred legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) reasonably incurred costs and expenses in connection with the offer and sale of the Reserved Units, including all reasonably incurred costs and expenses of UBS-FinSvc and the Underwriters, including the reasonably incurred fees and disbursements of counsel for the Underwriters, (x) an advisory fee equal to 0.50% of the gross proceeds of the Offering (including any exercise of the option set forth in Section 2 hereof) to UBS for advisory services in connection with the evaluation, analysis and structuring of the Transactions, and (xi) the performance of the Partnership's other obligations hereunder;

          (o)   The Partnership Parties agree not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units for a period of 180 days after the date hereof (the "Lock-Up Period"), without the prior written consent of UBS, except for (i) the registration of the Units and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of the Sponsor Units to TPSI, TSI and Coastal Fuels, (iii) the registration of Common Units and issuances of restricted units or options to purchase Common Units under the Partnership's Long-Term Incentive Plan described in the Registration Statement and the Prospectus and (iv) the issuance and registration of the 450,000 Subordinated Units issued pursuant to the MSDW Purchase Agreement. The 180-day lock up period may be extended for up to 18 additional days under certain circumstances where the Partnership announces or pre-announces earnings or material news or a material event within approximately 18 days prior to, or approximately 16 days after, the termination of the 180-day period. Even under those circumstances, however, the lock up period will not extend if the Partnership is actively traded, meaning that it has a public float of at least $150.0 million and average trading volume at least $1.0 million per day;

          (p)   So long as the Units are listed on the NYSE, if the NYSE requires that listed companies maintain a transfer agent, the Partnership will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Partnership, a registrar for the Units; and

          (q)   The Partnership will ensure that the Reserved Units will be restricted from sale, transfer, assignment, pledge or hypothecation for such period and to such extent as may be required by the NASD and its rules; and will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Units are offered in connection with the Directed Unit Program.

        6.    Reimbursement of Underwriters' Expenses.    If the Units are not delivered at the time of purchase or additional time of purchase, as the case may be, for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership Parties shall, in addition to paying the amounts described in Section 5(n) hereof, reimburse the Underwriters for all of their out of pocket expenses, including the fees and disbursements of their counsel, reasonably incurred in connection with the registration and offering of the Common Units.

        7.    Conditions of Underwriters' Obligations.    The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Partnership Parties on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions precedent:

          (a)   The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Baker Botts L.L.P., special counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Vinson & Elkins L.L.P., counsel for the Underwriters, the effect set forth in Exhibit B.

          (b)   The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Erik B. Carlson, General Counsel of the General Partner, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Vinson & Elkins L.L.P., counsel for the Underwriters, to the effect set forth in Exhibit C.

          (c)   The Partnership shall furnish to you at the time of purchase, and if applicable, at the additional time of purchase, an opinion of Hogan & Hartson L.L.P., counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form and substance reasonably satisfactory to Vinson & Elkins L.L.P., counsel to the Underwriters, to the effect set forth in Exhibit D.

          (d)   The Partnership shall furnish to you at the time of purchase, and if applicable, at the additional time of purchase, an opinion of (i) Rose Law Firm opining as to the laws of Arkansas, (ii) Hogan & Hartson L.L.P. opining as to the laws of Florida, and (iii) Lewis, Rice & Fingersh, L.C. opining as to the laws of Missouri, each as counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form and substance reasonably satisfactory to Vinson & Elkins L.L.P., counsel to the Underwriters, to the effect set forth in Exhibit E.

          (e)   The Partnership shall furnish to you at the time of purchase, and if applicable, at the additional time of purchase, an opinion of Morris, Nichols, Arsht & Tunnell L.L.P., counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form and substance reasonably satisfactory to Vinson & Elkins L.L.P., counsel to the Underwriters, to the effect set forth in Exhibit F.

          (f)    You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

          (g)   You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in paragraphs 8, 13 (with respect to the "Description of the Common Units" only), 15 and 16 of Exhibit B and the last paragraph of Exhibit B.

          (h)   No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you objected prior to the time of filing in writing (unless the Partnership was advised by counsel that it was required by law to make such filing).

          (i)    The Registration Statement shall become effective not later than 5:30 P.M. New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Units shall have been filed no later than 10:00 p.m., New York City time, on the date of this Agreement.

          (j)    Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (k)   Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Partnership Parties, taken as a whole, shall occur or become known.

          (l)    The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit G hereto.

          (m)  You shall have received signed Lock-up Agreements referred to in Section 4(ii) hereof.

          (n)   The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

          (o)   The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

        8.     Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

        The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Units, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Partnership Parties, taken as a whole, which would, in UBS' judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE or The Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Partnership's securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS' judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

        If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 8, the Partnership and each other Underwriter shall be notified promptly in writing.

        If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Partnership Parties shall be unable to comply with any of the terms of this Agreement, the Partnership Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Partnership Parties under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

        9.     Increase in Underwriters' Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units or Additional Units, as the case may be, to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Units or Additional Units, as the case may be, which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units or Additional Units, as the case may be, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Units or Additional Units, as the case may be, they are obligated to purchase pursuant to Section 2 hereof) the number of Firm Units or Additional Units, as the case may be, agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set opposite the names of such non-defaulting Underwriters in Schedule A.

        Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

        If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

        The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A.

        If the aggregate number of Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        10.   Indemnity and Contribution.

          (a)   The Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading in light of the circumstances in which they were made, except (A) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading or (B) with respect to any Preliminary Prospectus to the extent that any such loss, damage, expense, liability or claim would not have been incurred, but for the fact that such Underwriter, in contravention of a requirement of applicable law, sold Units to a person to whom such Underwriter failed to send or give, at or prior to the written confirmation of the sale of such Units (the "Confirmation"), a copy of the Prospectus, as then amended or supplemented if the Partnership has previously furnished copies thereof (sufficiently in advance of the Confirmation and in sufficient quantity to allow for distribution by the Confirmation) and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus that was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Confirmation and it is finally judicially determined that such Prospectus was required by law to be delivered at or prior to the Confirmation, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Partnership or based upon written information furnished by or on behalf of the Partnership including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Units, or (iii) the Directed Unit Program, provided that the Partnership shall not be responsible under this clause (iv) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Unit Program.

        If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Partnership Parties pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Partnership Parties in writing of the institution of such Proceeding and the Partnership Parties shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Partnership Parties shall not relieve the Partnership Parties from any liability which the Partnership Parties may have to any Underwriter or any such person or otherwise, unless the Partnership Parties are materially prejudiced in their defense by reason of such delay. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Partnership Parties in connection with the defense of such Proceeding or the Partnership Parties shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Partnership Parties (in which case the Partnership Parties shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonably incurred fees and expenses shall be borne by the Partnership Parties and paid as incurred (it being understood, however, that the Partnership Parties shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Partnership Parties shall not be liable for any settlement of any Proceeding effected without their written consent but if settled with the written consent of the Partnership Parties, the Partnership Parties agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

        The Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors and officers, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Unit Program, provided that the Partnership Parties shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Unit Program. The second paragraph of this Section 10(a) shall apply equally to any Proceeding brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Partnership pursuant to the foregoing sentence; except that the Partnership Parties shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the Underwriters, in any such Proceeding.

          (b)   Each Underwriter severally agrees to indemnify, defend and hold harmless the Partnership Parties, each of their respective directors and officers, and any person who controls the Partnership Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of an Underwriter through you to the Partnership expressly for use in the Registration Statement or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

        If any Proceeding is brought against the Partnership Parties or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Partnership Parties or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Partnership Parties or any such person or otherwise, unless the Underwriters are materially prejudiced in their defense by reason of such delay. The Partnership Parties or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Partnership Parties or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Partnership Parties and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (c)   If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership Parties and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Partnership Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (d)   The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

          (e)   The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Partnership Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership Parties, their directors or officers or any person who controls the Partnership Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Partnership Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership Parties, against any of their respective officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement or the Prospectus.

        11.   Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the fourth paragraph, the first paragraph under the subsection titled "Commissions and discounts," the subsection titled "Price stabilization, short positions," and the second paragraph under the subsection titled "Affiliations" under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 4 and 10 hereof.

        12.   Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department and, if to the Partnership, shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at 1670 Broadway, 32nd Floor, Denver, Colorado, 80202-1373, Attention: President.

        13.   Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        14.   Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Partnership Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS and the Partnership Parties (on their behalf and, to the extent permitted by applicable law, on behalf of the Partnership's unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership Parties and may be enforced in any other courts to the jurisdiction of which the Partnership Parties are or may be subject, by suit upon such judgment.

        15.   'Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Partnership Parties and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors and assigns. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        16.   Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

        17.   Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Partnership Parties and their successors and assigns and any successor or assign of any substantial portion of the Partnership Parties' and any of the Underwriters' respective businesses and/or assets.

        18.   Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

        If the foregoing correctly sets forth the understanding between the Partnership Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Partnership Parties and the Underwriters, severally.

Very truly yours,
TRANSMONTAIGNE PARTNERS L.P.
By:	TRANSMONTAIGNE GP L.L.C., its general partner
	By:	Name: Title:
TRANSMONTAIGNE GP L.L.C.
By:	Name: Title:
TRANSMONTAIGNE OPERATING GP L.L.C.
By:	Name: Title:
TRANSMONTAIGNE OPERATING COMPANY L.P.
By:	TRANSMONTAIGNE OPERATING GP L.L.C., its general partner
	By:	Name: Title:

COASTAL TERMINALS L.L.C.
By:	Name: Title:
TPSI TERMINALS L.L.C.
By:	Name: Title:
RAZORBACK L.L.C.
By:	Name: Title:

ACCEPTED AND AGREED TO as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A
UBS SECURITIES LLC
By:	Name: Title:
By:	Name: Title:

SCHEDULE A

Underwriter	Number of Firm Units
UBS Securities LLC
Citigroup Global Markets Inc.
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC

Total	3,350,000

SCHEDULE B

Foreign Qualifications

Entity	Foreign Qualifications
TransMontaigne Partners L.P.	Florida, Missouri, Arkansas, Colorado
TransMontaigne GP L.L.C.	Florida, Missouri, Arkansas, Colorado
TransMontaigne Operating GP L.L.C.	Florida, Missouri, Arkansas
TransMontaigne Operating Company, L.P.	Florida, Missouri, Arkansas
Coastal Terminals L.L.C.	Florida
TPSI Terminals L.L.C.	Florida
Razorback L.L.C.	Missouri, Arkansas

Exhibit A

TransMontaigne Partners L.P.

3,350,000 Common Units

May     , 2005

UBS Securities LLC
Citigroup Global Markets Inc.
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
As Representative of the several Underwriters

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

        This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by TransMontaigne Partners L.P. (the "Partnership") and you, as Representative of the several Underwriters named therein, with respect to the public offering (the "Offering") of common units representing limited partner interests in the Partnership (the "Common Units").

        In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 180 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Units pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement or (d) filing (or participating in the filing of) a registration statement with the Commission in respect of Common Units to be issued pursuant to the TransMontaigne Services Inc. Long-Term Incentive Plan.

        If:

            (1)   during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 180-day restricted period and ends on the last day of the 180-day restricted period, the Partnership issues a earnings release or material news or a material event relating to the Partnership occurs; or

            (2)   prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this paragraph will not apply if, within 3 days of the termination of the 180-day restricted period, the Partnership delivers to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of TransMontaigne GP L.L.C., as the general partner of the Partnership, certifying on behalf of the Partnership that the Partnership's Common Units, as of the date of delivery of such certificate, are "actively traded securities," as defined in Regulation M, 17 CFR 242.101(c)(1).

        [In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Common Units of the Partnership or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units.] [Not applicable to individuals]

        If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,
Name:

Exhibit B

Opinion of Baker Botts L.L.P.

        1.     Formation and Qualification of the Partnership Parties. Each of the Partnership Parties has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the Delaware LP Act or Delaware LLC Act, as applicable, with all limited partnership or limited liability company, as the case may be, power and authority necessary to own or lease its properties, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business, in each case in all material respects as described in the Prospectus. Each of the Partnership Parties is duly registered or qualified to do business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth under its name on Schedule B to this Agreement.

        2.     Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in the Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Colorado naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or the State of Colorado or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

        3.     Ownership of the Sponsor Units and Incentive Distribution Rights. The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption "The partnership agreement—Limited Liability"). The MSDW Subordinated Units to be issued and sold to MSDW pursuant to the MSDW Purchase Agreement, and the limited partner interests represented thereby, have been duly authorized by the Partnership Agreement and, when issued and delivered to MSDW against payment therefor in accordance with the terms of the MSDW Purchase Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption "The partnership agreement—Limited Liability"). TPSI owns [            ] Subordinated Units, Coastal Fuels owns [            ] Common Units and the General Partner owns all of the Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances (except, with respect to the Incentive Distribution Rights, restrictions on transferability contained in the Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Colorado naming any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or the State of Colorado or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, and other than as created pursuant to the TransMontaigne Credit Facility.

        4.     Valid Issuance of the Units. The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement, and the limited partner interests represented thereby, have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption "The partnership agreement—Limited Liability"); and other than the Sponsor Units, the MSDW Subordinated Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the date of such opinion.

        5.     Ownership of the Operating Subsidiaries. The Partnership owns, directly or indirectly, 100% of the outstanding limited liability company interests or partnership interests, as the case may be, in the Operating Subsidiaries. All such limited liability company interests and, in the case of an Operating Subsidiary which is a limited partnership, all limited partner interests therein, have been duly authorized and validly issued in accordance with the limited liability company or limited partnership agreements, as the case may be, of the respective Operating Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement or limited partnership agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act or Sections 17-303 and 17-607 of the Delaware LP Act), in each case free and clear of all liens, encumbrances, security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Colorado naming the Partnership or any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or the State of Colorado or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the Delaware LP Act and other than liens created pursuant to the Credit Facility. In the case of an Operating Subsidiary which is a limited partnership, all general partner interests therein have been duly authorized and validly issued in accordance with the respective limited partnership agreements of the respective Operating Subsidiaries, in each case free and clear of all liens, encumbrances, security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Colorado naming the Partnership or any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or the State of Colorado or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than liens created pursuant to the Credit Facility.

        6.     Ownership of the General Partner. TSI owns 100% of the outstanding limited liability company interests in the General Partner; such interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Colorado naming TSI as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or the State of Colorado or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, and other than as created pursuant to the TransMontaigne Credit Facility.

        7.     No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interest in any Partnership Party pursuant to the Organizational Documents of such entity or any other agreement or instrument filed as an exhibit to the Registration Statement (other than the Credit Facility). To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as provided in the Partnership Agreement or as have been waived.

        8.     Authority and Authorization. The Partnership has all requisite limited partnership power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the MSDW Subordinated Units, the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Transaction Documents.

        9.     Due Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

        10.   Enforceability of Other Agreements. Each of the Operative Agreements (other than the Credit Facility) to which any of the Partnership Parties is a party has been duly authorized and validly executed and delivered by each of the Partnership Parties party thereto. Assuming the due authorization, execution and delivery by each party thereto (other than any Partnership Party), each of the Operative Agreements (other than the Credit Facility) governed by Delaware or New York law constitutes a valid and legally binding obligation of the Partnership Parties party thereto, enforceable against each such Partnership Party in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

        11.   No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements (other than the Credit Facility) by the Partnership Parties that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions, other than those contemplated by the Credit Facility) (i) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Parties, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default) any agreement filed as an exhibit to the Registration Statement (other than the Credit Facility), (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act or federal law, or (iv) except as set forth in the Transaction Documents, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties under any Operative Agreement (other than any Operative Agreement governed by law other than Delaware law) or any other agreement filed as an exhibit to the Registration Statement (other than the Credit Facility), which conflict, breach, violation, default or lien, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement or the Operative Agreements (other than the Credit Facility); provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud statutes, rules or regulations.

        12.   No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") with any governmental authority under the Delaware LP Act, the Delaware LLC Act or federal law is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements (other than the Credit Facility) by the Partnership Parties party hereto and thereto or the consummation by the Partnership Parties of the transactions contemplated hereby and thereby (including the Transactions, other than those contemplated by the Credit Facility), except (i) for such consents required under the Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (iv) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, or (v) as disclosed in the Prospectus.

        13.   Accuracy of Statements. The statements in the Registration Statement and Prospectus under the captions "Cash distribution policy," "Business—Safety regulation," "Business—Environmental matters," "Certain relationships and related party transactions," "Conflicts of interest and fiduciary duties," "Description of the common units," "The partnership agreement," and "Investment in TransMontaigne Partners by employee benefit plans," insofar as they constitute descriptions of any agreement, statute or regulation or refer to statements of law or legal conclusions, fairly describe, in all material respects, the portions of the agreements and the portions of the statutes and regulations addressed thereby; and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the captions "Summary—The offering," "Cash distribution policy," "Description of the common units" and "The partnership agreement."

        14.   Tax Opinion. The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

        15.   Effectiveness of Registration Statement. The Registration Statement was declared effective under the Act on May 24, 2005; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

        16.   Compliance as to Form. The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to the date of such opinion (except for the financial statements, including the notes and schedules thereto and auditors' reports thereon, and other financial and statistical data included in the Registration Statement or the Prospectus, nor with respect to any exhibit to the Registration Statement, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

        17.   Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Partnership Parties is or may become a party or to which any of their respective properties is or may become subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

        18.   Investment Company/Public Utility Holding Company. None of the Partnership Parties is (i) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "public utility company" or "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Partnership Parties, representatives of the independent public accountants of the Partnership and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified, is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement or the Prospectus (except as and to the extent specified in paragraphs 13 and 14 above), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors' reports thereon, (ii) the other financial and statistical data included therein and (iii) the exhibits thereto, as to which such counsel need not comment), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors' reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need not comment) at the date of such Prospectus, and at the time of purchase or the additional time of purchase, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Parties and upon certificates obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act and the contract law of the State of New York, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Parties, state that such opinions are solely based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Schedule B to this Agreement, (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the title of any of the Partnership Parties to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property, and assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions) and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Parties may be subject.

Exhibit C

Opinion of Erik B. Carlson

        1.     Due Qualification. The General Partner is authorized to transact business as a foreign limited liability company in the State of Colorado and the Partnership is authorized to transact business as a foreign limited partnership in the State of Colorado, each as of the respective dates of the certificates issued by the Secretary of State of Colorado.

        2.     No Conflicts. None of the offering, issuance and sale of the Units by the Partnership on the date hereof, as contemplated by the Underwriting Agreement and described in the Prospectus, and the execution, delivery and performance on the date hereof of this Agreement or the Transaction Documents by each of the Partnership Parties that are party hereto or thereto, or the consummation of the transactions contemplated thereby, (i) violates any provision of Colorado law, (ii) to such counsel's knowledge, violates any court or administrative order, judgment, or decree that names any of the Partnership Parties and is specifically directed to it or any of its property, or (iii) breaches or constitutes a default under any indenture, loan agreement or other agreement or instrument listed on Appendix A to such opinion letter.

        3.     No Consents. No approval or consent of, or registration or filing with, any governmental authority of the State of Colorado is required to be obtained or made by any of the Partnership Parties under the laws of the State of Colorado in connection with (i) the offering, issuance and sale by the Partnership of the Units, or (ii) the execution, delivery and performance as of the date hereof of this Agreement or the Transaction Documents by each of the Partnership Parties that are party hereto or thereto, or the consummation of the transactions contemplated thereby, other than those that have been obtained or made and other than with respect to any state securities statutes and regulations, as to which such counsel expresses no opinion.

        In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Parties, representatives of the independent public accountants of the Partnership and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed, although such counsel has not independently verified, is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement and Prospectus involve matters of a non-legal nature. Subject to and based upon the foregoing, no facts have has come to the attention of such counsel that lead him to believe that the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus at the date of such Prospectus, and at the time of purchase or the additional time of purchase, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In this paragraph, references to the Registration Statement or the Prospectus do not include references to any of the following, as to which such counsel has not been asked to comment, which the Registration Statement or the Prospectus contains or omits: (a) the financial statements, including the notes and schedules, if any thereto, or the auditor's reports on the audited portions thereof, (b) the other accounting, financial and statistical information or (c) any statement or representation in any exhibit to the Registration Statement. [The assurances in the foregoing paragraph may be stated in a separate letter.]

        In rendering such opinions, in addition to those set forth above, such counsel may rely on customary assumptions, qualifications, exceptions and limitations, including, without limitation, (i) matters of fact provided in certificates of officers and employees of the Partnership Parties and upon information obtained from public officials; (ii) that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine; (iii) that the opinions expressed therein are limited to the laws of the State of Colorado, as applicable (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level); (iv) that such counsel expresses no opinion as to any federal or state securities, antitrust, unfair competition, banking, or tax laws or regulations or to any other laws, statutes, rules or regulations not specifically identified therein; (v) that the opinions expressed therein are based upon a review of those laws, statutes and regulations that, in such counsel's experience, are generally recognized as applicable to the transactions contemplated in the Transaction Documents; and (vi) bankruptcy and equitable principles qualifications.

Exhibit D

Opinion of Hogan & Hartson

        1.     No Conflicts. The offering, issuance and sale of the Units by the Partnership on the date hereof, as contemplated by the Underwriting Agreement and described in the Prospectus, and the execution, delivery and performance on the date hereof by each of the Partnership Parties, TransMontaigne, TSI, TPSI and Coastal Fuels of each of the MLP Documents (defined as the Services Agreement, the Omnibus Agreement, the Contribution Agreement and the Agency Agreement) to which it is a party do not breach or constitute a default under (i) the Credit Documents (defined to include the Credit Agreement, the Security Agreement, the Pledge Agreement, the Notes, the Guaranty Agreements and the Guarantors Contribution Agreement) or (ii) the Indenture (provided that, as referenced in number 5 below, an opinion with respect to Article V of the Indenture with respect to the sale or other disposition of all or substantially all of the assets of TransMontaigne and its Restricted Subsidiaries (as defined in the Indenture) will be rendered as a separate opinion letter by us addressed to the Board of Directors of TransMontaigne and the Underwriters).

        2.     Due Authorization, Execution and Delivery; Enforceability of Other Agreements.

        (A)  Each of the General Partner, the Operating Partnership GP, TPSI Terminals LLC, Coastal Terminals LLC and Razorback LLC has the limited liability company power to execute, deliver and perform the MLP Documents and the Credit Documents to which it is a party. The execution, delivery and performance by each of the General Partner, the Operating Partnership GP, TPSI Terminals LLC, Coastal Terminals LLC and Razorback LLC of the MLP Documents and the Credit Documents to which it is a party have been duly authorized by all necessary limited liability company action of the General Partner, the Operating Partnership GP, TPSI Terminals LLC, Coastal Terminals LLC and Razorback LLC, as applicable.

        (B)  Each of the Partnership and the Operating Partnership has the limited partnership power to execute, deliver and perform the MLP Documents and the Credit Documents to which it is a party. The execution, delivery and performance by each of the Partnership and the Operating Partnership of the MLP Documents and the Credit Documents to which it is a party have been duly authorized by all necessary limited partnership action of the Partnership and the Operating Partnership, as applicable.

        (C)  Each of TransMontaigne, TSI, TPSI and Coastal Fuels has the corporate power to execute, deliver and perform the MLP Documents to which it is a party. The execution, delivery and performance by each of TransMontaigne, TSI, TPSI and Coastal Fuels of the MLP Documents to which it is a party have been duly authorized by all necessary corporate action of TransMontaigne, TSI, TPSI and Coastal Fuels, as applicable.

        (D)  Each of the MLP Documents and the Credit Documents (i) has been duly executed and delivered on behalf of each of the Partnership Parties, TransMontaigne, TSI, TPSI and Coastal Fuels to which it is a party and (ii) constitutes a valid and binding obligation of each of the Partnership Parties, TransMontaigne, TSI, TPSI and Coastal Fuels to which it is a party, enforceable against such Partnership Party in accordance with its terms. [The opinion stated in this paragraph 2 with respect to the Credit Documents may be given by means of a reliance letter relating to the opinion to be addressed by such counsel to the lenders under the Credit Facility.]

        3.     No Consents. No approval or consent of, or registration or filing with, (i) any governmental authority of the State of Delaware is required to be obtained or made by the Credit Parties (defined as those Partnership Parties who are signatories to the Credit Documents) under the Delaware LLC Act or the Delaware LP Act, as applicable, or (ii) any federal agency under federal statutes and regulations (other than with respect to federal securities statutes and regulations, as to which we express no opinion), in each case, in connection with the execution, delivery and performance on the date hereof by each of the Credit Parties of each of the Credit Documents to which it is a party, and other than filing of any financing statements under the applicable Uniform Commercial Code.

        4.     Accuracy of Statements. The information in the Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Senior Secured Credit Facility," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and is accurate in all material respects.

        5.     Indenture. While there is limited relevant New York case law, the contribution and sale by TransMontaigne, TPSI and Coastal Fuels of the Assets (as such term is defined in the Contribution, Conveyance and Assumption Agreement among the Partnership Parties, TransMontaigne, TPSI, Coastal Fuels and TSI, attached as an exhibit to the Registration Statement) should not breach or constitute a default under the terms of Article V of the Indenture even if (i) the consent of the noteholders is not obtained and (ii) none of the Partnership Parties agree to be bound by the terms of the Indenture. [The opinion stated in this paragraph 5 will be given as a separate opinion letter.]

        In rendering such opinions, in addition to those set forth above, such counsel may rely on customary assumptions, qualifications, exceptions and limitations, including, without limitation, (i) matters of fact provided in certificates of officers and employees of the Partnership Parties and upon information obtained from public officials; (ii) that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine; (iii) that the opinions expressed therein are limited to the Delaware General Corporation Law, Delaware LP Act, the Delaware LLC Act and the laws of the States of New York and Colorado, as applicable (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level); (iv) that they express no opinion as to any federal or state securities, antitrust, unfair competition, banking, or tax laws or regulations or to any other laws, statutes, rules or regulations not specifically identified therein; (v) that the opinions expressed therein are based upon a review of those laws, statutes and regulations that, in their experience, are generally recognized as applicable to the transactions contemplated in the Transaction Documents; and (vi) bankruptcy and equitable principles qualifications.

Exhibit E

Arkansas/Florida/Missouri Local Counsel Opinion

        1.    Due Qualification.    Each of the [applicable Partnership Parties] has been duly qualified or registered as a foreign limited partnership or foreign limited liability company, as the case may be, for the transaction of business under the laws of the State of [Arkansas][Florida][Missouri].

        2.    Power and Authority.    Each of the Partnership Parties has all limited partnership or limited liability company, as applicable, power and authority under the laws of the State of [Arkansas][Florida][Missouri] necessary to own or lease its properties and to conduct its business in the State of [Arkansas][Florida][Missouri], in each case in all material respects as described in the Prospectus.

        3.    Limited Liability.    Upon the consummation of the Transactions, as a result solely of their ownership interests in the Partnership or the Subsidiaries, as applicable, the Partnership will not be liable under the laws of the State of [Arkansas][Florida][Missouri] for the liabilities of the Subsidiaries, and the unitholders will not be liable under the laws of the State of [Arkansas][Florida][Missouri] for the liabilities of the Partnership or the Subsidiaries, except in each case to the same extent as under the laws of the State of Delaware.

        4.    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body of the State of [Arkansas][Florida][Missouri] having jurisdiction over any of the Partnership Parties or any of their respective properties is required for the issuance and sale of the Units by the Partnership, the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Parties party hereto and thereto or the consummation by the Partnership Parties of the transactions contemplated hereby and thereby (including the Transactions), except (i) for such consents required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of [Arkansas][Florida][Missouri] by the Partnership Parties or (iv) as disclosed in the Prospectus.

        5.    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Parties that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) violates or will violate any statute of the State of [Arkansas][Florida][Missouri] or any rule, regulation or, to such counsel's knowledge, any order of any agency of the State of [Arkansas][Florida][Missouri] having jurisdiction over any of the Partnership Parties or any of their respective properties or (ii) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Parties in the State of [Arkansas][Florida][Missouri] (other than liens created pursuant to the Credit Facility), which violation or lien would reasonably be expected to have a material adverse effect on the unitholders or the operations conducted or to be conducted as described in the Prospectus in the State of [Arkansas][Florida][Missouri] by the Partnership Parties.

        6.    Enforceability of Transaction Documents.    Each of the Transaction Documents (i) governed by [Arkansas][Florida][Missouri] law or (ii) relating to the transfer of property in the State of [Arkansas][Florida][Missouri] (if governed by laws other than [Arkansas][Florida][Missouri], to the extent it is a valid and legally binding agreement under the applicable law as stated therein and that such law applies thereto), assuming the due authorization, execution and delivery by each party thereto

(other than any Partnership Party), constitutes a valid and legally binding agreement of the parties thereto under the laws of the State of [Arkansas][Florida][Missouri], enforceable against such parties in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

        7.    Sufficiency of Contribution Documents.    Each of the Contribution Documents is in a form legally sufficient as between the parties thereto to convey to the transferee or successor, as the case may be, thereunder all right, title and interest of the transferor or predecessor, as the case may be, stated therein in and to the properties located in the State of [Arkansas][Florida][Missouri] as described in the Contribution Documents, subject to the conditions, reservations and limitations contained in the Contribution Documents, except motor vehicles and other property requiring conveyance of certificated title, as to which the Contribution Documents are legally sufficient to compel delivery of such certificated title.

        8.    Form of Deeds and Assignments.    Each of the Contribution Documents that are deeds or real property assignments (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of [Arkansas][Florida][Missouri], to the extent such recordation is required to evidence title to the properties covered thereby in the transferee or successor, as the case may be, thereunder, and, upon proper recordation of any of such deeds, real property assignments, as the case may be, in the State of [Arkansas][Florida][Missouri], will constitute notice to all third parties under the recordation statutes of the State of [Arkansas][Florida][Missouri]concerning record title to the assets transferred thereby; recordation in the office of the [insert applicable office] for each county in which any Partnership Entity owns property is the appropriate public office in the State of [Arkansas][Florida][Missouri] for the recordation of deeds and assignments of interests in real property located in such county.

        9.    Permits.    To such counsel's knowledge, each of the Partnership Parties has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") of the State of [Arkansas][Florida][Missouri] as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of [Arkansas][Florida][Missouri] by the Partnership Parties.

        In rendering such opinions, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that their opinion is limited to the laws of the State of [Arkansas][Florida][Missouri] and (iv) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or the Partnership Parties may be subject.

Exhibit F

Opinion of Morris, Nichols, Arsht & Tunnell

        The consummation of the transactions contemplated hereby and by the Transaction Documents and the Operative Agreements (including the Transactions) do not require the approval of TransMontaigne's stockholders under the Delaware General Corporation Law.

Exhibit G

Officers' Certificate

        1.     I have reviewed the Registration Statement and the Prospectus.

        2.     The representations and warranties of the Partnership Parties as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

        3.     The Partnership Parties have performed all of their obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

        4.     The conditions set forth in paragraphs (j) and (k) of Section 7 of this Agreement have been met.

        5.     The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Partnership Parties as of, and for, the periods presented in the Registration Statement.

QuickLinks

  Exhibit 1.1
UNDERWRITING AGREEMENT
SCHEDULE A
SCHEDULE B
  Exhibit A
  May , 2005
  Exhibit B
Opinion of Baker Botts L.L.P.
  Exhibit C
Opinion of Erik B. Carlson
  Exhibit D
Opinion of Hogan & Hartson
  Exhibit E
  Exhibit F
  Exhibit G